EXHIBIT 24

                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard H. Fleming, John E. Malone and Raymond T. Belz and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of USG Corporation relating to the registration of (i) in one or more series, its debt securities consisting of notes, debentures or other evidences of indebtedness,
(ii) shares of preferred stock, $1.00 par value per share, in one or more series, (iii) shares of common stock, $0.10 par value per share, and (iv) warrants to purchase shares of common stock, $0.10 par value per share, all having an aggregate initial public offering price not to exceed $300,000,000, and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

          This power of attorney has been signed as of the 8th day of November, 1995, by the following persons:

 /s/ Eugene B. Connolly
Eugene B. Connolly,
Chairman of the Board and
Chief Executive Officer, and Director

 /s/ William C. Foote
William C. Foote,
President and Chief Operating
Officer, and Director

/s/ Robert L. Barnett
Robert L. Barnett,
Director

 /s/ Keith A. Brown
Keith A. Brown,
Director

 /s/ Philip C. Jackson
Philip C. Jackson,
Director

 /s/  Marvin E. Lesser
Marvin E. Lesser,
Director

/s/ W. H. Clark
W. H. Clark,
Director

/s/ James C. Cotting
James C. Cotting,
Director

/s/ Lawrence M. Crutcher
Lawrence M. Crutcher,
Director

 /s/  David W. Fox
David W. Fox
Director

/s/ John B. Schwemm
John B. Schwemm,
Director

/s/ Judith A. Sprieser
Judith A. Sprieser,
Director